__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 19, 2016 (September 19, 2016)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 7.01 Regulation FD Disclosure.
On September 19, 2016, HollyFrontier Corporation (“HollyFrontier”) and Holly Energy Partners, L.P. (the “Partnership”) issued a joint press release announcing (a) a non-binding agreement in principle for the acquisition by Holly Energy Partners – Operating, L.P. (“HEP Operating”), a wholly owned subsidiary of the Partnership, from HollyFrontier Woods Cross Refining LLC (“HFWCR”), a wholly owned subsidiary of HollyFrontier, of all the outstanding membership interests in Woods Cross Operating LLC, which owns the newly constructed crude, fluid catalytic cracking and polymerization units, in each case, located at HFWCR’s Woods Cross Refinery (collectively, the “Dropdown Assets”) for aggregate cash consideration of approximately $275.0 million, and (b) in conjunction with the closing of the proposed acquisition, the Partnership has agreed to a private placement with certain clients of Tortoise Capital Advisors, L.L.C. for approximately $100 million of common equity.

The closing of the proposed acquisition is subject to the execution of definitive agreements and other customary closing conditions. Both the Partnership and HollyFrontier expect the proposed acquisition will close on or about October 1, 2016. In connection with the closing of the proposed acquisition, HEP Operating and HFWCR expect to enter into fifteen-year tolling agreements for each unit containing minimum quarterly throughput commitments from HFWCR. The obligations of HEP Operating and HFWCR under the tolling agreements will be guaranteed by the Partnership and HollyFrontier, respectively.

The parties expect to amend and restate the Omnibus Agreement by and among the Partnership, HollyFrontier and certain of their respective subsidiaries and enter into a secondment arrangement at the Woods Cross refinery in connection with the proposed acquisition.

Furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01 in its entirety is a copy of the press release. The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this Form 8-K relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier and/or the Partnership, and actual results may differ materially from those discussed in this Form 8-K. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to HollyFrontier’s and the Partnership’s ability to agree on terms for definitive documentation relating to the Dropdown Assets transfer and, if definitive documentation is agreed and executed and the Dropdown Assets transfer is consummated, the ability of the Partnership to successfully integrate the Dropdown Assets into its business and fully realize the benefits of the proposed transfer, the Partnership’s ability to close the private placement, the actions of actual or potential competitive suppliers and transporters of refined petroleum products in HollyFrontier’s or the Partnership’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to HollyFrontier and the Partnership, the effectiveness of HollyFrontier’s and the Partnership’s capital investments and marketing strategies, HollyFrontier’s and the Partnership’s efficiency in carrying out construction projects, HollyFrontier’s and the Partnership’s ability to complete acquisitions and to integrate any existing or future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of HollyFrontier and the Partnership is provided in the most recent reports of HollyFrontier and the Partnership filed with the Securities and Exchange Commission. All forward-looking statements included in this Form 8-K are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier and the Partnership undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Joint press release of HollyFrontier and the Partnership issued September 19, 2016.*

* Furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    September 19, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release of HollyFrontier and the Partnership issued September 19, 2016.*
* Furnished herewith.

1
95277916.4